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                                                             EXHIBIT 23(D)(1)(B)

                  AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

     THIS AMENDMENT to the Investment Management Agreement, dated April 30, 2007, as amended (the "Agreement"), is by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST and LINCOLN INVESTMENT ADVISORS CORPORATION (the "Investment Manager") and is entered into effective May 1, 2010.

     WHEREAS the Agreement provides for the Investment Manager to provide certain services to the Trust for which the Investment Manager is to receive agreed upon fees; and

     WHEREAS the Investment Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, the Investment Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement is hereby amended to add the following additional series or Funds:

                                      PERCENTAGE OF AVERAGE
         NAME OF FUND                    DAILY NET ASSETS
-----------------------------------   ---------------------
LVIP American Growth Fund                     0.75%
LVIP American Growth-Income Fund              0.75%
LVIP American International Fund              0.85%
LVIP American Global Growth Fund              0.80%
LVIP American Global Small Cap Fund           1.00%

     2. To the extent that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company, the Trust will not pay the Investment Manager any fee pursuant to Section 4) of the Agreement.

     3. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the ___ day of ______________, 2010.

LINCOLN VARIABLE INSURANCE                LINCOLN INVESTMENT ADVISORS
PRODUCTS TRUST                            CORPORATION


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Name:                                     Name:
Title:                                    Title: